Exhibit 10.19

AMENDMENT

AMENDMENT dated November 17, 2017, to employment offer letter between Jennifer Ziolkowski and Solid Biosciences, LLC dated April 17, 2017 (the “Offer Letter”).

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

Section 5 of the Offer Letter is hereby amended by adding the following sentence at the end of such section:

“For purposes of this letter, “Cause” means (i) your conviction of a felony, your plea of guilty or “no contest” to a felony, or your confession of guilt to a felony, in each case whether or not in connection with the performance of your duties to the Company, (ii) any act or omission by you which constitutes willful misconduct or negligence that results in a material loss, damage or injury to the Company or its prospects, including, but not limited to (A) disloyalty, dishonesty or a breach of fiduciary duty to the Company or its equity holders, (B) theft, fraud, embezzlement or other illegal conduct, or (C) disregard of a rule or policy of the Company, (iii) your failure, refusal or unwillingness to perform, to the reasonable satisfaction of the Board determined in good faith, any duty or responsibility assigned to you in connection with the performance of your duties hereunder, which failure continues for a period of more than seven (7) days after written notice thereof has been provided to you by the Board, such notice to set forth in reasonable detail the nature of such failure of performance, or (iv) the material breach by you of any of the provisions of this letter, including specifically Exhibit A.”

In witness whereof, the parties have duly signed this Amendment as of the date first above written.

Solid Biosciences, LLC

/s/ Jennifer Ziolkowski	By:	/s/ Ilan Ganot
Jennifer Ziolkowski		Ilan Ganot
CEO